Prospectus supplement to prospectus dated March 29, 2000



                    Federal Agricultural Mortgage Corporation

                                   FARMER MAC
                                    Guarantor

                   Farmer Mac Mortgage Securities Corporation
                                    Depositor

           $11,135,643 Guaranteed Agricultural Mortgage-Backed Securities,
                                Series 4/26/00-A


      The back cover of the Prospectus Supplement is hereby modified to include the following sentence:

      "Until July 24, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."


                          Donaldson, Lufkin & Jenrette
                                   Underwriter

                                 April 27, 2000